UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2011, Applied Materials, Inc. (“Applied”) entered into an indenture (the “Base Indenture”) and a first supplemental indenture (the “Supplemental Indenture” and referred to together with the Base Indenture as the “Indenture”) with U.S. Bank National Association, as trustee, to establish the terms and form of those certain senior unsecured notes issued by Applied in the aggregate principal amount of $1.75 billion (collectively, the “Notes”). The Notes consist of the following tranches: $400 million aggregate principal amount of 2.650% senior unsecured notes due 2016; $750 million aggregate principal amount of 4.300% senior unsecured notes due 2021; and $600 million aggregate principal amount of 5.850% senior unsecured notes due 2041. Interest is payable on the Notes semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2011.

Applied previously entered into an Underwriting Agreement dated June 1, 2011 in connection with sale of the Notes, as described further in a Current Report on Form 8-K filed by Applied with the Securities and Exchange Commission (the “SEC”) on June 6, 2011. The Notes were sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-174636) and related preliminary prospectus supplement filed with the SEC on June 1, 2011, and a related final prospectus supplement filed with the SEC on June 2, 2011.

Applied intends to use the net proceeds of the Notes to fund a portion of the consideration payable in, and certain costs associated with, Applied’s proposed merger (the “Merger”) with Varian Semiconductor Equipment Associates, Inc. (“Varian”) pursuant to that certain Agreement and Plan of Merger dated May 3, 2011 (the “Merger Agreement”), by and among Applied, Varian and Barcelona Acquisition Corp., as described further in a Current Report on Form 8-K filed by Applied on May 4, 2011. In the event that Applied does not consummate the Merger on or before May 31, 2012 or the Merger Agreement is terminated at any time prior to said date, Applied will be required to redeem the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes plus any accrued and unpaid interest. Applied may also be required to offer to repurchase the Notes upon a change in control and a contemporaneous downgrade of the Notes below an investment grade rating, and it may elect to redeem the Notes in whole or in part at any time, as further specified in the Indenture.

The Indenture contains limited affirmative and negative covenants of Applied. The negative covenants restrict the ability of Applied and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock of its principal subsidiaries; to engage in sale and lease-back transactions with respect to any principal property; and to consolidate, merge or sell all or substantially all of its assets.

Events of default under the Indenture include a failure to make payments, non-performance of affirmative and negative covenants, and bankruptcy and insolvency-related events. Applied’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

The foregoing description of certain terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed with this report as Exhibit 4.1, and the Supplemental Indenture, which is filed with this report as Exhibit 4.2, and incorporated herein by reference.

Item 8.01.	Other Events.

Wilson Sonsini Goodrich Rosati, Professional Corporation, counsel to Applied, has issued an opinion to Applied dated June 8, 2011 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated June 8, 2011, by and between Applied Materials, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture dated June 8, 2011, by and between Applied Materials, Inc. and U.S. Bank National Association.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: June 10, 2011

	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated June 8, 2011, by and between Applied Materials, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture dated June 8, 2011, by and between Applied Materials, Inc. and U.S. Bank National Association.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 above).